Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

BRAIN SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Units consisting of: (3)	Rule 457(o)	3,058,824	$8.50	$26,000,004	$0.00011020	$2,865.20
Fees to be Paid	Equity	(i) Common Stock, $0.00001 par value per share (4)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) One Warrant to purchase one share of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	Pre-Funded Units consisting of: (3)	Rule 457(o)	—	—	—	—	—
Fees to be Paid	Equity	(i) one Pre-Funded Warrant to purchase one share of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) one Warrant to purchase one share of Common Stock (4)	—	—	—	—	—	—
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share, issuable upon the exercise of the Warrants (5)	457(o)	1,529,412	$8.50	$13,000,002	$0.00011020	$1,432.60
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share, issuable upon the exercise of the Pre-Funded Warrants included in the Pre-Funded Units	457(o)	1,529,412	$0.01	$15,294.12	$0.00011020	$1.68
Fees to be Paid	Equity	Representative’s Warrants	457(g)
Fees to be Paid	Equity	Common Stock issuable upon exercise of Representative’s Warrants (6)	457(g)	76,471	$9.35	$715,003.85	$0.00011020	$78.79
Fees to be Paid	Equity	Selling Stockholders Warrants	457(g)
Fees to be Paid	Equity	Common Stock issuable upon exercise of Selling Stockholders Warrants (7)	457(g)	1,016,438	$0.10	$101,643.80	$0.00011020	$11.20
Fees to be Paid	Equity	Pre-Existing Selling Stockholders Warrants	457(g)
Fees to be Paid	Equity	Common Stock issuable upon exercise of Pre-Existing Selling Stockholders Warrants (7)	457(c)	222,311	$0.10	$22,231.10	$0.00011020	$2.45
Fees to be Paid	Equity	Common Stock Issuable Upon Conversion of Debentures by Selling Stockholders (8)	457(c)	1,016,438	$5.95	$6,047,806.10	$0.00011020	$666.46
Fees to be Paid	Equity	Common Stock offered by Selling Stockholders (7)	457(i)	824,453	$0.10	$82,445.30	$0.00011020	$9.08
Fees Previously Paid	—	—	—	—	—	—	—	3,023.66
	Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$45,984,430.34		$5,067.56
Total Fees Previously Paid								$3,023.66
Total Fee Offset								—
Net Fee Due								$1,473.01

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $13,000,002.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	The warrants are exercisable at a per share price of 100% of the price per Unit in this offering

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Representative’s Warrants, are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of common stock issuable upon exercise of the Representative’s Warrants is equal to 110% of $650,000 (which is equal to 5% of $13,000,000).

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares of common stock issuable upon exercise of the Selling Stockholders warrants to be sold by the Selling Stockholders is calculated based on the $0.10 average of the high and low prices reported on the OTCQB for January 17, 2023.

(8)	In accordance with Rule 457(g) under the Securities Act, the aggregate offering price for the shares of common stock underlying the Debentures to be sold by the Selling Stockholders is calculated based on an assumed conversion price of $5.95 which is the lower of $0.25 per share (pre reverse-split at an assumed 1-for-85 ratio) and (ii) 70% of the offering price of the securities in this Offering.